UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

FLAGSHIP GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-38030	001-38030
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hill Crescent Worcester Park, Surrey, England KT4 8NA
(address of principal executive offices)	(zip code)

020 8949 2259
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.  Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of the Company. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s reports filed with the SEC.

Item 1.01 Entry into a Material Definitive Agreement.

Further to the Company's plan to develop into a diversified international conglomerate, announced on July 12, 2017, the Company is pleased to announce its first substantial acquisition and the establishment of its Energy Division.

The Company has agreed to acquire an initial 57.5% majority interest in GEM Holdings Ltd ["GEM"], a business currently mining high grade metallurgical coal in Virginia, USA. The Company has agreed to issue 101,759,583 new shares of common stock to the vendors in consideration for the acquisition of the initial 57.5% interest in GEM.

Gem has a 90% interest in 2 coal leases in Dickenson County Virginia which were the subject of a Technical report dated December 21, 2016 prepared in accordance with technical instrument NI 43 101.  The report summarizes the coal resources covered by the two leases as 119.3 million tons of Measured and Indicated and 127.6 million tons of Inferred Resource.

From December 1, 2017 to March 15, 2018, Gem has mined and sold 57,558 clean tons of coal at an average sales price of $114.36. Total production cost per ton is currently approximately $75 including all extraction costs, variable costs and central overheads. Costs are expected to reduce as economies of scale impact on the mining operation. It is the Company’s objective to increase monthly production to more than 45,000 tons of clean coal per month by the final quarter of 2018 from this particular mine.

The acquisition of a majority interest in GEM is intended to be the first of a series of acquisitions intended to turn the Company's Energy Division into a significant coal, shale gas, and oil producing business. The Company is currently involved in negotiations to acquire other producing assets in these sectors, and expects to be able to report further in this respect in the near future.

Furthermore, it is the intention of the Company to acquire complimentary strategic assets in order to enhance and maximize the profitability of this Division. To this end, the Company is negotiating to acquire a railyard and related warehousing and substantial quantities of coal fines in the vicinity of the rail yard. It is intended to blend significant quantities of the Company's metallurgical coal production with the coal fines in order to maximize profitability per ton. The Company intends, inter alia, to establish a dry wash plant capacity in order to further increase profitability per ton.

Item 5.02 Election of Directors.

 Board Appointments

The Company is pleased to announce the following appointments with immediate effect. It is the Company’s belief that the new Directors have the required mining industry expertise to assist the Company to develop its mining operations. A brief biography of each director’s relevant experience and appointments is described below.

Biographical Information of our Newly Appointed Directors:

Stephen Moscicki

Chairman and Chief Executive Officer (Age 60)

Stephen has been in the mining industry for over 14 years in Alabama, Kentucky and Tennessee, covering most aspects of mining including strip, high wall and auger mining, working alongside his long-term partner Ron Maples. Stephen has considerable experience and expertise in the setting up of coal mines in the US and has in-depth knowledge of coal sales and contracts.

In 2004 Stephen was asked to review the operations of GTM Energy (Garside, Tinker and Maples), a mining operation in Alabama on behalf of the leaseholder. The main result of this was that Stephen met Ron Maples and they embarked on an extensive four-year prospect drilling program to establish potential coal fields in Alabama, Kentucky, Tennessee and Virginia. As a result of this Stephen has extensive interests across those four states of economically extractable coal in terms of leased coal acreage and bought coal acres (fee simple). During this period he opened and developed a Coal fines site located in Flatrock, Alabama and established the existence of an estimated reserves of 36 million tons. He also developed a sand and gravel pit known as Kilgore pit, in Lamar County Hamilton Alabama. In 2011 he made a strategic acquisition of a large Rail Yard with acreage in Northeast Alabama, with warehousing hardstanding for the purpose of rail transport across the US and docking ports for export of coals internationally. More recently he re-opened a mine site in Blount County, Alabama and operated the wash plant there.

In 2012 Stephen and Ron Maples performed some exploration drilling in Virginia on the site of a group of mines in Virginia. Having been offered the role of contractor to operate the mines Stephen negotiated the sale and purchase of them instead.

Stephen has held mining licenses for the states of Alabama and Kentucky. He is also a certified medical technician.

Last five years

Between January 2016 and to date Stephen has been Chief Executive of GEM Holdings Ltd a company established to own and bring into production a series of mines in Virginia, Alabama, Kentucky and Tennessee. Over the pervious twelve years Stephen has been engaged in negotiating the acquisition and financing of the various mining opportunities now owned by GEM but also other potential mine acquisitions.

David Winduss

Chief Financial Officer (Aged 55)

In a career that spans more than 25 years, David has been actively involved in public and private company acquisitions, arranging financing, and carrying out commercial negotiations. He has extensive knowledge of financial control and corporate governance in public companies. After qualifying as a Chartered Accountant with Ernst and Young in 1987, he joined the finance department of Hanson Plc following its takeover of Consolidated Goldfields. After 3 years at Hanson, he was appointed group financial controller of Jacobs Holdings plc and was subsequently promoted to Director, principally responsible for acquisitions. Over the next 12 years, Jacobs, which was listed on the main market of the LSE, made significant acquisitions in the shipping, property and automotive sectors and was eventually taken over by Bidvest Plc, the South African conglomerate in December 2001.

From 2002 to 2006 David served on the main board of directors for Bidcorp Plc (listed on the Official List) as head of property acquisition and disposal. After leaving Bidcorp, David helped launch a new building materials business in the UK, Durisol UK Limited, in 2007, and served as its Managing Director until May 2014 overseeing several rounds of fund raising.

Last five years.

Since 2014 David has been working with Stephen Moscicki on various coal related projects in the United States and in particular southern Virginia. David has extensive acquisition and financing expertise having previously worked at both Hanson Plc and Bidcorp Plc and he brings that expertise to the Company. Between 2007 and 2014, David was Managing Director of Durisol, a building materials business. David oversaw all aspects of the company’s operations.

On January 22, 2018 the Board of Directors and Majority Shareholders approved to appoint Phillip M. Nuciola as a Director, David Kim as an Independent Director and Youssef  Hanine as an Independent Director.

8.01 Other Events.

On March 22, 2018, Flagship Global Corporation (the “Company”) posted a copy of this Form 8-K as a press release to its website at www.flagshipglobalcorp.com in which Management discusses the Company’s first acquisition and new Board Appointments.

Appointment of Advisers

In addition to the Board appointments we are pleased to appoint James Wilson of Holman Fenwick Willan LLP ("HFW"), the international law firm, to assist with acquisitions and to oversee all aspects of compliance responsibilities. HFW will review, verify, and approve the contents of all news and public communications issued by the Company as the Company moves into its next stage of development. HFW will be tasked with ensuring that each communication accurately and fairly reflects the Company's progress and to oversee all aspects of the Company's compliance responsibilities.

Mr Wilson is a partner based in the London office of HFW and specialises in corporate finance transactions, M&A and other corporate and commercial arrangements across a broad range of sectors. He has extensive experience in public and private equity fundraisings, stock exchange listings, acquisitions and disposals, JVs and strategic partnerships and corporate reorganizations and restructurings. Mr. Wilson is ranked as a leading lawyer by Chambers & Partners 2016 and his experience includes advising Fortune Oil plc on the disposal of its natural gas business to China Gas for $400 million and the transfer of its listing category on the main market of the London Stock Exchange; advising Gemfields plc on the acquisition of Fabergé for $142 million; advising the placement agents and underwriters on a secondary placing by African Minerals Limited on AIM, raising $300 million, and a subsequent and associated placement of debt and equity of $400 million; advising Proximagen Group plc on its £356 million recommended takeover by way of a scheme of arrangement by Upsher-Smith Laboratories; and advising on the recent IPOs of Elegant Hotels Group plc, Everyman Media Group plc, Comptoir Group plc, Filta Group Holdings plc and Angling Direct plc.

 The Company has also appointed Mike Willard of Willard Strategies to provide US based public relations and marketing support to the Company. The Willard team has advised and worked with four European prime ministers, numerous political candidates and CEOs in Europe and the US, the former leader of the United States Senate, Robert C. Byrd. The Willard team has worked at the CEO level with multi-national clients around the world, including Kraft, Nestle, Danone, Philip Morris, Astellas, Eli Lilly, Royal Dutch Shell, British Petroleum, Telenor (Norway), Lafarge, Unilever, Systems Capital Management, Monsanto and many others. Mike is the author of six books on marketing, public relations and career advice and five novels. He is the co-chairperson, with Olga, of the Willard Round Table, a nearly 20 year institution in Eastern Europe which brings together CEOs, government officials and the media for focused discussions on current issues. A former managing director for the worldwide public relations company Burson-Marsteller in Eastern Europe, he is a former journalist and magazine publisher. He has owned, with his wife Olga, communications companies in Kyiv, Moscow and Istanbul for the last twenty years.

Additional appointments will be made in due course and a full list of the Company's directors and advisers can be found on the Flagship website at www.flaghipglobalcorp.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Flagship Global Corporation

(Registrant)

By: /s/ Gary Richard Brown
Gary Richard Brown,
Chief Executive Officer, Chief Financial Officer, President, and Director
Dated: March 23, 2018